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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):

                               SEPTEMBER 18, 2000

                               DevX ENERGY, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                            0-21179                               75-2615565
      (State of incorporation)             (Commission File No.)             (IRS Employer Identification No.)

                           13760 NOEL ROAD, SUITE 1030
                            DALLAS, TEXAS 75240-7336
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 233-9906


                           QUEEN SAND RESOURCES, INC.
          (Former name or former address, if change since last report)


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ITEM 5.   OTHER EVENTS

         ANNUAL MEETING. We held our 2000 Annual Meeting of Stockholders on September 18, 2000, at which our stockholders approved:

         (1) the election of three directors to hold office until the next Annual Meeting of Stockholders or until their successors have been duly qualified and elected,

         (2) an amendment to our restated articles of incorporation to effect at anytime before October 31, 2000, a one-for-156 reverse stock split, to maintain the number of authorized shares of common stock at 100,000,000 and to increase the par value of the common stock from $0.0015 to $0.234 per share,

         (3) a plan of recapitalization involving the exchange of the 9,600,000 outstanding shares of our Series A preferred stock for 212,500 shares of post reverse-split common stock; the exchange of the 2,173 outstanding shares of Series C preferred stock and warrants exercisable for 340,153 shares of common stock for 120,000 shares of post reverse-split common stock; and the exchange of the 1,593,918 remaining unexercised common stock repricing rights and warrants exercisable for 655,000 shares of common stock for 400,000 shares of post reverse-split common stock,

         (4) an amendment to our restated certificate of incorporation to change the name of the company from Queen Sand Resources, Inc. to DevX Energy, Inc., and

         (5) the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending June 2001.

         As of July 21, 2000, the record date for the meeting, 90,288,538 shares of voting capital stock, comprised of 80,688,538 shares of common stock and 9,600,000 shares of Series A preferred stock, and 2,173 shares of Series C preferred stock, were issued and outstanding.

         Edward J. Munden was elected as a director and received 71,183,520 votes for his election, with 5,722,536 votes withheld. Robert P. Lindsay was elected as a director and received 71,213,270 votes for his election, with 5,692,786 votes withheld. Bruce I. Benn was elected as a director and received 58,075,008 votes for his election, with 18,831,048 votes withheld.

         The proposal to amend our restated certificate of incorporation to effect a one-for-156 reverse stock split, to maintain the number of authorized shares of common stock at 100,000,000 and to increase the par value of the common stock from $0.0015 to $0.234 per share was approved with the holders of our common stock and Series A preferred voting together as a class casting 70,869,595 votes in favor of approval, 6,215,861 votes against and 600 votes abstaining. All of the shares of our Series A preferred stock and 1,921 shares of our Series C preferred stock were voted in favor of the reverse stock split.

         The adoption of the proposal to effect the plan of recapitalization was approved with the holders of our common stock and Series A preferred voting together as a class casting 49,601,540 votes in favor of approval, 10,200,303 votes against and 49,291 votes abstaining. All of the

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shares of our Series A preferred stock and 1,921 shares of our Series C preferred stock were voted in favor of the recapitalization.

         The adoption of an amendment to the Restated Certificate of Incorporation to change the name of the company from Queen Sand Resources, Inc. to DevX Energy, Inc. was approved with the holders of our common stock and Series A preferred voting together as a class casting 71,172,062 votes in favor of approval, 5,904,794 votes against and 9,200 votes abstaining. All of the shares of our Series A preferred stock were voted in favor of the name change amendment. An amendment effecting the name change was filed with the Secretary of State of the State of Delaware on September 19, 2000.

         Ernst & Young LLP was ratified as our independent public accountants for the fiscal year ended June 30, 2001 by the vote of our common stock and our Series A preferred stock voting together as a class. They received 71,825,995 votes for their ratification, 5,111,694 votes against and 148,367 votes abstaining.

         CHANGE IN MANAGEMENT. On September 15, 2000, Ronald I. Benn resigned from his position as our Chief Financial Officer in order to pursue other ventures. Effective immediately after Mr. Benn's resignation, William W. Lesikar was appointed Chief Financial Officer. Mr. Lesikar has served as Vice President of Finance since June 1998.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DevX ENERGY, INC.



Date: September 20, 2000                 By: /s/ EDWARD J. MUNDEN
                                             --------------------------------
                                         Name:  Edward J. Munden
                                         Title: President and Chief Executive
                                                Officer